Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the "Exchange Act") and section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Senior Vice President - Financial Services, Chief Financial Officer and Secretary of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of his or her knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann D. Murtlow	/s/ Hamsa Shadaksharappa
Ann D. Murtlow	Hamsa Shadaksharappa
Chairman of the Board, President	Senior Vice President - Financial Services
and Chief Executive Officer	Chief Financial Officer and Secretary
March 23, 2005	March 23, 2005